SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549



                                 Form 8-K


                              CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): December 16, 1997




Commission    Registrant; State of Incorporation;      IRS Employer
File Number       Address; and Telephone Number      Identification No.
-----------   -----------------------------------    ------------------

1-11375          UNICOM CORPORATION                        36-3961038
            (an Illinois corporation)
            37th Floor, 10 South Dearborn Street
            Post Office Box A-3005
            Chicago, Illinois 60690-3005
            312/394-7399


1-1839      COMMONWEALTH EDISON COMPANY               36-0938600
            (an Illinois corporation)
            37th Floor, 10 South Dearborn Street
            Post Office Box 767
            Chicago, Illinois 60690-0767
            312/394-4321










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ITEM 5.  OTHER EVENTS.

PASSAGE OF DEREGULATION LEGISLATION

On December 16, 1997, the Governor of Illinois signed into law legislation that establishes a phased-process to introduce price-based competition into the supply of electricity in Illinois under a less regulated structure. The legislation provides for, among other things, a 15% residential base rate reduction commencing August 1, 1998, an additional 5% residential base rate reduction commencing May 1, 2002, and customer access to other
electric suppliers in a phased-in process.  Access for   commercial
and industrial customers will occur over a period from October 1999 to December 2000, and access for residential customers will occur after May 1, 2002. The legislation also provides for the collection of a non-bypassable competitive transition charge (CTC) from customers who choose another electric service provider during a transition period that extends through 2006, and can be extended through 2008, if approved by the Illinois Commerce Commission. Additionally, the legislation includes the option to eliminate the fuel adjustment clause (FAC)(as discussed below), the ability to securitize certain future revenues, the revision of various regulatory requirements to permit operational flexibility and the leveling of certain regulatory and tax provisions as applied to various electric service providers.

As a result of the legislation, prices for the supply of electric generation are expected to transition from cost-based, regulated rates to rates determined by competitive market forces. The CTC allows Commonwealth Edison Company(ComEd) to recover a portion of any of its costs which might otherwise be unrecoverable under market-based rates. Nonetheless, ComEd will need to take steps to address the portion of such costs which are not recoverable through the CTC. Such steps include cost control efforts and developing new sources of revenue.

ACCOUNTING EFFECTS

ComEd's financial statements reflect the application of Statement of Financial Accounting Standards (SFAS) No. 71, Accounting for the Effects of Certain Types of Regulation. This statement allows ComEd to record certain regulatory assets and liabilities, which are expected to be recovered or settled in future rates and would not be recorded under generally accepted accounting principles for non-regulated entities. The Emerging Issues Task Force of the Financial Accounting Standards Board (EITF) has recently concluded that when legislation is enacted which has the ultimate effect of deregulating rates for a separable portion of the business, SFAS No. 71 should be discontinued immediately for that separable portion of the business. Additionally, the EITF concluded that regulatory assets and liabilities, that originated in the portion of the business being deregulated, should be written off unless their recovery is specifically provided for through future cash flows from the regulated portion of the business. Because the new legislation is ultimately expected to lead to market-based pricing of electric generation services, ComEd will discontinue SFAS No. 71 regulatory accounting practices for the generation portion of its business in the fourth quarter of 1997.

ComEd has evaluated the regulatory assets and liabilities related to the generation portion of its business and determined that it is not probable that such costs will be recovered through the cash flows from the regulated portion of its business. Accordingly, the generation-related regulatory assets and liabilities will be written off in the fourth quarter of 1997, resulting in an estimated after-tax charge to earnings of $750 - $850 million. These costs relate principally to previously incurred costs originally expected to be collected through future revenues, including income tax benefits previously flowed through to customers, deferred charges on Byron and Braidwood nuclear generating plants, unamortized loss on reacquired debt and other miscellaneous production-related costs.

In addition, ComEd has evaluated whether the recoverability of the costs of its generating stations has been impaired as defined in SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of. This evaluation was conducted to determine whether future revenues expected to be recovered from electric supply services will be sufficient to cover the costs of its generating assets. ComEd has concluded, as a result of these studies, that impairment, as defined in SFAS No. 121, does not exist and that no plant write-downs are necessary at this time. However, ComEd is engaged in an ongoing examination of its assets and operations. If ComEd retires or closes one or more generating plants, further write-offs will be required. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," subcaption "Changes in the Electric Utility Industry" in Unicom Corporation's and ComEd's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997 for additional information.

FUEL ADJUSTMENT CLAUSE

Under ComEd's current regulated rates, the FAC provides for the recovery of changes in fossil and nuclear fuel costs and the energy portion of purchased power costs as compared to the fuel and purchased energy costs included in ComEd's base rates.

Pursuant to an option contained in the new legislation, ComEd filed a tariff on December 16, 1997 to eliminate its FAC as of January 1, 1997. Elimination of the FAC requires ComEd to refund to customers any net FAC charges collected from January 1, 1997 through December 31, 1997. Such FAC charges are estimated to be $26 million (after-tax). These costs, as well as deferred underrecovered energy costs of approximately $20 million (after-tax) which are unrecoverable, will be recorded as a reduction to net income in 1997.

Additionally, elimination of the FAC and a transition to market-based pricing for generation related costs will require ComEd to write down its investment in uranium-related properties. Current projections of the market price for uranium indicate that the expected incremental costs of mining and milling uranium at such properties will exceed the expected market price for uranium. Such costs are not expected to be recoverable in a competitive market. A write down of ComEd's investment in uranium-related properties to realizable value will result in an estimated reduction to net income in the fourth quarter of 1997 of $60 - $70 million (after-tax).



Except for historical information, the information in this report constitutes forward looking statements. Forward looking statements are inherently uncertain and subject to risks and the statements should be viewed with caution. Actual results or experience could differ materially from the forward looking statements as a result of many factors, including the ability of ComEd to control its costs and develop new sources of revenues, the final results of ComEd's evaluation of its regulatory assets and liabilities related to its generation business, changes in the market price for electricity, and changes in the market price for uranium or the costs of uranium mining or milling.

                                SIGNATURES



    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.



                                       UNICOM CORPORATION
                                          (Registrant)


Date: December 16, 1997      By:         John C. Bukovski
                                      ------------------------
                                         John C. Bukovski
                                        Senior Vice President






                                     COMMONWEALTH EDISON COMPANY
                                           (Registrant)


Date: December 16, 1997      By:        John C. Bukovski
                                      ------------------------
                                        John C. Bukovski
                                      Senior Vice President